U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1640 W. Pinhook Road, #200

Lafayette, LA 70508

(Address of principal executive offices)

(616) 977-9933

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On January 8, 2013, the Company issued a convertible note and warrant to a non-related accredited investor. The note and warrant are convertible into the company’s common stock at a fixed exercise price of $.009 per share. The investor has rights to own an aggregate number of shares of the Company’s common stock which, except for a contractual cap on the amount of outstanding shares of the Company’s common stock that the investor may own, would exceed such a cap. The investor’s ownership cap is 9.99% of the Company’s outstanding shares. The number of shares of the Company’s common stock beneficially owned by the investor as of the date of this event is 11,607,092 shares which is 9.99% of the 116,195,217 shares that were outstanding on the date of the event. The issuance of the convertible note and warrant resulted in gross proceeds to the Company of $100,000. The Company also paid a finder’s fee of $5,000 as a result of this transaction. These shares are exempt from registration pursuant to SEC Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 28, 2014
ONCOLOGIX TECH, INC.

By: /s/ Roy Wayne Erwin
Roy Wayne Erwin, CEO and President

By: /s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer